UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

HEARTWARE INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-34256	26-3636023
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Newbury Street, Suite 101 Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 508.739.0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On August 10, 2010, HeartWare International, Inc. (NASDAQ:HTWR, ASX:HIN) received notification that an application regarding data from the Company’s Bridge-to-Transplant study (called “ADVANCE”) had been chosen by the American Heart Association (“AHA”) for a Late-Breaking Clinical Trial session at AHA’s upcoming Scientific Sessions 2010 to be held in Chicago, November 13-17, 2010.

The application, submitted by lead author Keith Aaronson, M.D. M.S., Medical Director, Heart Failure Program, University of Michigan in Ann Arbor, is entitled:

Evaluation of the HeartWare® HVAD Left Ventricular Assist Device System for the Treatment of Advanced Heart
Failure: Results of the ADVANCE Bridge to Transplant Trial.

HeartWare’s ADVANCE clinical trial is a Food and Drug Administration approved IDE study designed to evaluate the HeartWare® Ventricular Assist System as a bridge to heart transplantation for patients with end-stage heart failure. This trial compares the primary endpoint of survival at 180-days, defined as alive on the originally implanted device or transplanted or explanted for recovery, of the HeartWare® Ventricular Assist System to a contemporaneous control group provided by the Interagency Registry for Mechanically Assisted Circulatory Support (INTERMACS). During the course of the ADVANCE trial, 140 patients were implanted with the HeartWare® Ventricular Assist System at 30 U.S. clinical sites.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare International, Inc.

Date: August 11, 2010	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer and Chief Operating Officer